UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2009
ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 28, 2009, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) granted stock option awards to its officers pursuant to the Company’s 2009-2010 Performance Based Incentive Program (the “Performance Program”), the terms of which were described in the Form 8-K filed by the Company on February 24, 2009. The following chart sets forth the stock option award issuances made to the Company’s executive officers related to the Second Milestone under the Performance Program:

Executive Officer	Stock Option Awards
Thomas B. King President and Chief Executive Officer	99,219

James V. Cassella, Ph.D. Senior Vice President, Research and Development	49,626

August J. Moretti Senior Vice President, Chief Financial Officer and Secretary	49,626

Michael J. Simms Senior Vice President, Operations and Quality	49,626
Under the terms of the Performance Program, the stock option awards will vest 50% upon the achievement of the approval of the New Drug Application (“NDA”) for the Company’s AZ-004 (Staccato loxapine) product candidate (the “Second Milestone”), and 50% on the first annual anniversary of the achievement of the Second Milestone. Alexza’s NDA for AZ-004 was submitted on December 11, 2009.
The stock option awards were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan (which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (No. 333-130644), the “2005 Equity Incentive Plan”). All of the stock option awards are ten (10) year options to purchase shares of the Company’s Common Stock, have an exercise price of $2.37 per share and are intended to be incentive stock options for tax purposes. With the exception of the vesting terms, which are set forth above, the form option grant notice relating to the stock option awards conforms to the standard form of option grant notice filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-130644).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: December 30, 2009	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer